Exhibit 10.1

AGREEMENT

This agreement (hereinafter referred to as the "Agreement") is made and entered into on this 22nd day of October, 2013 ("Effective Date"), by and between;

Confederate Motors, a company registered and incorporated under the laws of Delaware, with registration number 3965543 having its registered office at 3029 Second Avenue South, Birmingham, AL 35233 ,being represented through H. Matthew Chambers , Chairman of the Board, President and CEO, authorized via Board Resolution dated August 1, 2013 (hereinafter referred to as "Company" which expression shall, unless it is repugnant to the context thereof , be deemed to mean and include its nominees, successors and permitted assigns) of the FIRST PART;

And

RHITI SPORTS MANAGEMENT LIMITED, a company registered under the laws of England and Wales and incorporated under Companies Act 2006, with company number 8621919 , having its registered office at 36 Upper Brook Street, London, United Kingdom W1K 7QJ, being represented through its director Mr.Arun Pandey (hereinafter referred to as "Rhiti", which expression shall unless it is repugnant to the context thereof , be deemed to mean and include its nominees, successors and permitted assigns) of the SECOND PART.

"Company " and "Rhiti" are hereinafter collectively referred to as "Parties" and individually as "Party"

WHEREAS:

1.	Company is inter-alia engaged in the business of manufacturing of automobiles.
2.	Company is desirous of engaging Rhiti to provide services described herein and Rhiti agrees to provide the services in accordance with the terms and conditions contained in this Agreement .
3.	THEREFORE , the Parties herein are desirous of putting the terms of the arrangement in writing and have agreed to enter into this Agreement on the terms and conditions set forth hereinafter.

NOW THIS AGREEMENT WITNESSETH AND IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES AS UNDER:

1.	Appointment of Rhiti:
a)	The Company hereby appoints Rhiti to conduct market research and survey for its line of products in United Kingdom ("Territory") and Rhiti hereby accepts its appointment.
b)	It is expressly agreed between the Parties that, the arrangement with Rhiti under this Agreement is on an exclusive basis and the Company shall not enter into any arrangement and/ or agreement with respect to the scope of work contemplated herein with any other person(s) / entity(ies) any time during the Term (defined later) of this Agreement .

2.	Fee:
a)	Subject to the provisions hereof, Rhiti shall be entitled to a fee of GBP 20,000/ - (Great Britain Pound Twenty Thousand Only) (hereinafter referred to as the "Fee") for undertaking the work as defined under clause 1 of this Agreement.
b)	The Company shall pay Rhiti its Fee, within 30(thirty) days from the date of receipt of the invoice from Rhiti.
c)	All payments to Rhiti shall be subject to tax deductions under applicable laws.

3.	Representation and Warranties of the Parties: Each Party hereto represents and warrants to the other that:
a)	it is duly organized and validly existing under the laws of the jurisdiction of its establishment or incorporation;
b)	it has full legal power and authority to carry on its business and to enter into this Agreement.
c)	this Agreement shall, when executed, constitute legal, valid and binding obligations of such Party, enforceable against it in accordance with its terms;
d)	neither the execution of, nor the performance of its obligations under, this agreement , will conflict with, or result in a breach of terms and conditions, or constitute a default under, or result in any violation of any law, rule, regulation, authorization or approval of any Governmental Authority in the jurisdiction of its incorporation, or of any agreement to which it is a party or is subject; and
e)	Each Party agrees and acknowledges that the other Party is entering into this Agreement on the basis of the representations and warranties set out in this Agreement of the other Party and is relying on the accuracy and completeness of such representations and warranties.
f)	Each of the Parties agrees to perform its work as provided under this Agreement and comply with all applicable laws, rules, regulations and Government orders.

4.	Confidentiality:
a)	Each of the Parties agrees, accepts and recognizes that the Confidential Information which may be provided or communicated by either Party to the other Party in connection with this Agreement and/ or in the course of performance under this Agreement , shall be and shall remain the sole property of the Party providing such Information and shall be of a strictly private and confidential nature and shall be treated as confidential by the other Party.
b)	During the Term of this Agreement and for a period of 3(three) years thereafter, the Confidential Information shall be held in confidence by the Parties. No Party shall disclose, publish, release, transfer or otherwise make available Confidential Information in any form to any third party other than its Affiliates without a prior written consent by the Party providing the Confidential Information. Neither Party shall make use of any such Confidential Information for any purpose whatsoever which is not required for the discharge of its obligations under this Agreement , or to the disadvantage of the Party providing the Confidential Information, nor shall the Party receiving such Confidential Information divulge it to anyone other than the Party providing the Information or persons designated or authorized by such Party.
c)	All Confidential Information shall be returned forthwith by the Party receiving such Confidential Information to the Party providing the Confidential Information on the expiry/ termination of this Agreement or on demand by the Party providing the Confidential Information.

5.	Term:
a)	This Agreement shall be effective from the Effective Date and shall be valid for a period of 6(six) months from the Effective Date (hereinafter referred to as the "Term").
b)	This Agreement may be extended for further terms with mutual consent of the Parties in writing.

6.	Termination: This Agreement may be terminated:
a)	With mutual consent of the Parties; or
b)	If either Party goes into liquidation (other than a voluntary liquidation for the purposes of reconstruction and where all the rights and obligations are validly assigned), administration or receivership or ceases to carry on its business or is otherwise insolvent or unable to pay its debts on time.

Notwithstanding such termination the subsisting rights and obligations of the parties at the time of this Agreement shall survive.

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7.	Dispute Resolution:
a)	The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, difference or claim raised, arising out of or in connection with this Agreement including the construction, validity, execution, performance, termination or breach hereof (a 'Dispute').
b)	If the Parties are unable to resolve the Dispute amicably within 30 days, from the date either Party is informed in writing from the other Party that a Dispute exists, any Party to the Dispute may serve written notice on the other Party requiring that the Dispute shall be referred to and finally resolved by arbitration under the LCIA Rules, which Rules are deemed to be incorporated by reference into this clause.
c)	Arbitration proceeding shall be conducted by sole arbitrator appointed with the mutual consent of the Parties. The seat, or legal place, of arbitration shall be London. The language to be used in the arbitral proceedings shall be English.
d)	The written decision/ award rendered by the arbitrator shall be final, binding, and conclusive upon both the Parties.

8.	Miscellaneous:
a)	Notice: All notices required or permitted hereunder shall be in writing and in the English language and shall be sent by recognized courier or by facsimile transmission (with confirming facsimile receipt) addressed to the address of each Party set forth hereinabove, or to such other address as such other Party shall have communicated to the other Party in writing.
b)	Assignment : This Agreement and the respective rights, benefits and obligations embodied herein shall not be assignable by either Party without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld. Any purported assignment in contravention of this section shall be of no force or effect.
c)	Waiver: Save where this Agreement expressly provides, neither Party shall be deemed to have waived any right, power, privilege or remedy under this Agreement unless such Party shall have delivered to the other Party a written waiver signed by an authorized officer of such waiving Party. No failure or delay on the part of either Party in exercising any right, power, privilege or remedy hereunder shall operate as a waiver, default or acquiescence thereof , nor shall any waiver on the part of either Party of any right, power, privilege or remedy hereunder operate as a waiver of any other right, power, privilege or remedy, nor shall any single or partial exercise of any right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy hereunder.
d)	Severabili tv: If any provision of this Agreement or any part thereof is held by a court of competent jurisdiction to be invalid or is rendered void, illegal or un-enforceable in any respect under any law, the same shall be replaced by and any omission shall be remedied by a corresponding provision which come as close as legally and commercially possible to the express or implied intention of the Parties and the validity, legality and enforceability of the remaining provision shall not in any way be affected or impaired thereby .
e)	Amendments / Modifications: No amendments and/ or modifications to this Agreement shall be valid unless executed in writing and signed by both the Parties.
f)	Jurisdiction and Applicable Laws: Any dispute arising out of this Agreement and/ or the arbitration proceeding shall be subject to exclusive jurisdiction of courts of England and Wales. This Agreement shall be governed by and construed in all respect in accordance with the law of England and Wales.
g)	Entire Agreement: This Agreement contains the entire agreement of the Parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to the said subject matter.

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IN WITNESS WHEREOF, the Parties hereto have signed this Agreement on the day and year first above written.

DATE:	Dec. 24, 2013	DATE:	November 16, 2013

	/s/ H. Matthew Chambers	/s/ Arun Pandey
Signed and Delivered by the within named "Company"		Signed and Delivered by the within named "Rhiti"

Name: H. Matthew Chambers		Name: Arun Pandey
Title: Chairman of the Board, CEO and President		Title:

Witnesses:

1.	Pamela Miller
2.	James Chambers

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 ADDENDUM

This amendment to the Agreement dated October 22, .2013 ("Agreement") is made on this 24th day of December, 2013 (hereinafter referred to as the "Addendum") by and between;

RHITI SPORTS MANAGEMENT LIMITED, a company registered under the laws of England and Wales and incorporated under Companies Act 2006, with company number 8621919, having its registered office at 36 Upper Brook Street, London, United Kingdom W1 K 7QJ, being represented through its director Mr.Arun Pandey (hereinafter referred to as the "Rhiti" which expression shall include, unless repugnant to the meaning or context thereof, its successors, affiliates and permitted assigns) of the FIRST PART;

AND

Confederate Motors, a company registered and incorporated under the laws of Delaware, with registration number 3965543, having its registered office at 3029 Second Avenue South, Birmingham, AL ,being represented through H. Matthew Chambers, CEO, Chairman of the Board, and President, authorized via Board Resolution dated August 1, 2013 (hereinafter referred to as "Company" which expression shall, unless it is repugnant to the context thereof, be deemed to mean and include its nominees, successors and permitted assigns) of the SECOND PART;

"Rhiti" and "Company" are hereinafter collectively referred to as the "Parties" and individually as the "Party".

WHEREAS:

I	Parties entered into an Agreement dated October 22, 2013.

II	Pursuant to the execution of the Agreement, the Parties feel that the business relationship will be a beneficial and a long term association between the Parties and therefore, the Parties are desirous to revise the following clause of the Agreement.

III	This Addendum, therefore, shall act as an amendment to the Agreement and execution of this Addendum shall in no manner relieve the Parties from abiding to the terms and conditions set forth in the Agreement or alter or amend any other terms of the Agreement except the clause mentioned herein below.

NOW THIS AGREEMENT WITNESSETH AS UNDER:

Clause 2 shall be replaced with:

(a)	Subject to the provisions hereof, Rhiti shall be entitled to 5.664% of equity shares of the Company (i.e. 1,765,588 equity shares) for undertaking the work as defined under the Agreement (hereinafter referred to as the "Fee").
(b)	The Company shall within 30(thirty) days from the date of execution of this Addendum, take all necessary steps and complete any and all necessary documents for the sale of 5.664 % equity shares (i.e. 1,765,588 equity shares) to Rhiti.

All capitalized terms used herein and not defined shall have the meaning assigned to them in the Agreement.

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IN WITNESS WHEREOF the Parties hereto have executed this Addendum on the day and year first mentioned above.

DATE:	Dec. 24, 2013	DATE:	Dec 24, 2013

/s/ Arun Pandey		/s/ H. Matthew Chambers
Signed and Delivered by the within named "Rhiti"		Signed and Delivered by the within named "Company"

Name: Arun Pandey		Name:	H. Matthew Chambers
Title:		Title:	Chairman of the Board, CEO and President

Witnesses:

1.	Varun Jindal	1.	Pamela Miller
		2.	James Chambers

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